As filed with the Securities and Exchange Commission on September 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2040825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Elm Street Suite 3500 Dallas, Texas	75270
(Address of Principal Executive Offices)	(Zip Code)

SWS Group, Inc. 2003 Restricted Stock Plan

(Full title of the plan)

Allen R. Tubb

SWS Group, Inc.

1201 Elm Street

Suite 3500

Dallas, Texas 75270

(Name and address of agent for service)

(214) 859-1800

(Telephone number, including area code, of agent for service)

with copies of communications to:

Darrel A. Rice

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

(214) 651-5969

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.10 per share	500,000	$19.545	$9,772,500	$384.06

(1)	Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, and are based upon the average of the high price and low prices of the Common Stock reported on the New York Stock Exchange on September 10, 2008.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 500,000 shares of Common Stock pursuant to the SWS Group, Inc. 2003 Restricted Stock Plan (the “Plan”). Except as set forth below, this Registration Statement incorporates by reference the contents of the registrant’s registration statement on Form S-8 (File No. 333-111603), and all the exhibits thereto, relating to the Plan, which was previously filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed with the Commission (excluding those portions of any Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

(a)	our Annual Report on Form 10-K for the year ended June 27, 2008, filed on September 5, 2008;

(b)	our Current Report on Form 8-K, filed on August 27, 2007;

(c)	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Commission on September 19, 1997, as updated or amended in any amendment or report filed for such purpose; and

(d)	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed September 8, 2004.

4.2	Restated By-laws of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 27, 2007.

4.3	SWS Group, Inc. 2003 Restricted Stock Plan incorporated by reference to Appendix B to the Registrant’s Proxy Statement filed October 9, 2003.

4.4	Form of SWS Group, Inc. Restricted Stock Plan Agreement for Non-Employee Directors for the 2003 Restricted Stock Plan incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed March 3, 2005.

4.5	Form of SWS Group, Inc. Restricted Stock Plan Agreement for Employees for the 2003 Restricted Stock Plan incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed March 3, 2005.

4.6	Amended SWS Group, Inc. 2003 Restricted Stock Plan incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed October 17, 2007.

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney of the Directors of SWS Group, Inc. (incorporated in the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 12, 2008.

SWS GROUP, INC.

By:	/s/ Donald W. Hultgren
Donald W. Hultgren
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of SWS Group, Inc., a Delaware corporation, do hereby constitute and appoint Donald W. Hultgren and Allen R. Tubb, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the following capacities on September 12, 2008.

Signature	Title

/s/ Donald W. Hultgren	Chief Executive Officer and Director (Principal Executive Officer)
Donald W. Hultgren

/s/ Don A. Buchholz	Chairman of the Board of Directors
Don A. Buchholz

/s/ Kenneth R. Hanks	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Kenneth R. Hanks

/s/ Stacy Hodges	Principal Accounting Officer (Principal Accounting Officer)
Stacy Hodges

Director
Robert A. Buchholz

Director
Brodie L. Cobb

/s/ I.D. Flores, III	Director
I.D. Flores, III

/s/ Larry A. Jobe	Director
Larry A. Jobe

/s/ Dr. R. Jan LeCroy	Director
Dr. R. Jan LeCroy

/s/ Frederick R. Meyer	Director
Frederick R. Meyer

/s/ Dr. Mike Moses	Director
Dr. Mike Moses

/s/ Jon L. Mosle, Jr.	Director
Jon L. Mosle, Jr.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed September 8, 2004.

4.2	Restated By-laws of the Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 27, 2007.

4.3	SWS Group, Inc. 2003 Restricted Stock Plan incorporated by reference to Appendix B to the Registrant’s Proxy Statement filed October 9, 2003.

4.4	Form of SWS Group, Inc. Restricted Stock Plan Agreement for Non-Employee Directors for the 2003 Restricted Stock Plan incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed March 3, 2005.

4.5	Form of SWS Group, Inc. Restricted Stock Plan Agreement for Employees for the 2003 Restricted Stock Plan incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed March 3, 2005.

4.6	Amended SWS Group, Inc. 2003 Restricted Stock Plan incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed October 17, 2007.

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney of the Directors of SWS Group, Inc. (incorporated in the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.